Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Reports First Quarter 2018 Financial Results and Provides Corporate Update

Conference call and webcast today at 4:30 p.m. EDT

SAN DIEGO, May 9, 2018 -- Otonomy, Inc. (NASDAQ: OTIC), a biopharmaceutical company dedicated to the development of innovative therapeutics for otology, today reported financial results for the quarter ended March 31, 2018 and provided an update on its corporate activities and product pipeline.

First Quarter 2018 and Subsequent Highlights

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Completed a Type C Meeting with FDA for OTIVIDEX™ in Ménière’s Disease: In March 2018, Otonomy completed a Type C meeting with the U.S. Food and Drug Administration (FDA) that confirmed the requirement for one additional successful pivotal trial to support a submission for U.S. registration of OTIVIDEX in Ménière’s disease. Otonomy expects to initiate this trial in mid-2018.

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Obtained FDA Approval of OTIPRIO® for the Treatment of Acute Otitis Externa: In March 2018, the FDA approved OTIPRIO (ciprofloxacin otic suspension) for the treatment of patients with acute otitis externa (AOE). This approval significantly increases the potential market opportunity for OTIPRIO with approximately 4 million episodes of AOE occurring each year in the United States. OTIPRIO continues to be available for purchase by customers while Otonomy evaluates commercial partnering options for the product including divestiture.

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Advancing Multiple Programs for Sensorineural Hearing Loss: In January 2018, Otonomy announced the advancement of three distinct programs for hearing loss that address different pathologies and broad patient populations.

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OTO-413 is a sustained-exposure formulation of brain-derived neurotrophic factor (BDNF) in development for the repair of cochlear synaptopathy and the treatment of speech-in-noise hearing difficulties. The company expects to initiate a Phase 1/2 clinical trial in hearing loss patients in the first half of 2019.

o	OTO-5XX is an otoprotectant in development for the prevention of cisplatin-induced hearing loss.
o	OTO-6XX induces hair cell regeneration and is being developed for the treatment of severe hearing loss.

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Developing OTO-313 for the Treatment of Tinnitus: Gacyclidine is a potent and selective N-Methyl-D-Aspartate (NMDA) receptor antagonist that has been evaluated in a Phase 1 clinical safety trial, with no safety concerns observed. The company expects to initiate a Phase 1/2 clinical trial for OTO-313, an improved formulation of gacyclidine, in tinnitus patients in the first half of 2019.

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Presented Data for Hearing Loss and Tinnitus Programs at International Otology Research Conference: In February 2018, company scientists and research collaborators delivered multiple data presentations at the Association for Research in Otolaryngology (ARO) Annual MidWinter Meeting. These presentations included data supporting the therapeutic potential of OTO-413 for the repair of cochlear synaptopathy.

“We completed a productive first quarter by obtaining clarity from FDA on the registration requirements for OTIVIDEX in Ménière’s disease, receiving approval for OTIPRIO in acute otitis externa, and advancing our multiple development programs for hearing loss and tinnitus,” said David A. Weber, Ph.D., president and CEO of Otonomy. “We are on track with our efforts to initiate the remaining pivotal trial for OTIVIDEX and are making good progress towards the completion of a partnering transaction for OTIPRIO."

Anticipated Upcoming Milestones

•	Initiate Phase 3 clinical trial for OTIVIDEX in Ménière’s disease in mid-2018.

•	Complete commercial partnership or divestiture of OTIPRIO in mid-2018.

•	In second half of 2018, select a candidate for clinical development for both OTO-5XX and OTO-6XX hearing loss programs.

•	In first half of 2019, initiate a Phase 1/2 clinical trial of OTO-313 in tinnitus patients.

•	In first half of 2019, initiate a Phase 1/2 clinical trial of OTO-413 in hearing loss patients.

Fourth Quarter and Full Year 2017 Financial Highlights

•	Cash Position: Cash, cash equivalents, and short-term investments totaled $110.2 million as of March 31, 2018, compared to $120.0 million as of December 31, 2017.

•	Revenue: Net sales of OTIPRIO totaled $0.3 million for the first quarter of 2018.

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Operating Expenses: GAAP operating expenses were $11.8 million for the first quarter of 2018, compared to $27.3 million for the first quarter of 2017. Non-GAAP operating expenses, which exclude stock-based compensation and rent abatement expense, were $9.1 million for the first quarter of 2018, compared to $22.9 million for the first quarter of 2017.

•	Research and Development Expenses: GAAP research and development (R&D) expenses for the first quarter of 2018 were $5.6 million, compared to $13.2 million for the first quarter of

2017. The decrease was primarily a result of decreased clinical trial activities for OTIPRIO and OTIVIDEX versus the prior year period.

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Selling, General and Administrative Expenses: GAAP selling, general and administrative (SG&A) expenses in the first quarter of 2018 were $6.2 million, compared to $14.1 million for the first quarter of 2017. The decrease was primarily a result of reduced selling expenses due to the discontinuation of promotional support for OTIPRIO.

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Financial Guidance: Otonomy reaffirms its expectations that GAAP operating expenses for 2018 will be in the range of $52-$57 million, and that non-GAAP operating expenses for 2018 will be in the range of $40-$45 million.

Webcast and Conference Call

Otonomy management will host a webcast and conference call regarding this announcement at 4:30 p.m. EDT/1:30 p.m. PDT today. The live call may be accessed by dialing (877) 305-6769 for domestic callers and (678) 562-4239 for international callers with conference ID code number: 3689458. A live webcast of the call will be available online in the investor relations section of Otonomy’s website at www.otonomy.com and will be archived there for 30 days.

Non-GAAP Operating Expenses

In this press release, Otonomy’s operating expenses are provided in accordance with generally accepted accounting principles (GAAP) in the United States and also on a non-GAAP basis. Non-GAAP operating expenses exclude stock-based compensation and rent abatement expense. Non-GAAP operating expenses are provided as a complement to operating expenses provided in accordance with GAAP because management believes non-GAAP operating expenses help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding the company’s financial position. Management also uses non-GAAP operating expenses to establish budgets and operational goals that are communicated internally and externally and to manage the company’s business and to evaluate its performance. The attached financial information includes a reconciliation of the GAAP operating expenses to non-GAAP operating expenses and a reconciliation of GAAP operating expense guidance to non-GAAP operating expense guidance.

About Otonomy

Otonomy is a biopharmaceutical company dedicated to the development of innovative therapeutics for otology. The company pioneered the application of drug delivery technology to the ear in order to develop products that achieve sustained drug exposure from a single local administration. This approach is covered by a broad patent estate and is being utilized to develop a pipeline of products addressing important unmet medical needs including Ménière’s disease, hearing loss, and tinnitus. For additional information please visit www.otonomy.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Otonomy. Forward-looking statements in this press release include, but are not limited to, the market size for OTIPRIO in AOE, the company’s expectations regarding its commercial partnering options for OTIPRIO, including divestiture and timing of any such transaction, timing of a Phase 3 trial for OTIVIDEX, timing of a Phase 1/2 clinical trial for OTO-313, timing of a Phase 1/2 clinical trial for OTO-413, timing of candidate selection for OTO-5XX and OTO-6XX programs, financial guidance for 2018, and statements by Otonomy’s president and CEO. Otonomy's expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: Otonomy's limited operating history and its expectation that it will incur significant losses for the foreseeable future; Otonomy's ability to obtain additional financing; Otonomy's dependence on the regulatory success and advancement of its product candidates; the uncertainties inherent in the clinical drug development process, including, without limitation, Otonomy's ability to adequately demonstrate the safety and efficacy of its product candidates, the nonclinical and clinical results for its product candidates, which may not support further development, and challenges related to patient enrollment in clinical trials; Otonomy's ability to obtain regulatory approval for its product candidates; side effects or adverse events associated with Otonomy's product candidates; Otonomy's ability to successfully commercialize its product candidates, if approved; competition in the biopharmaceutical industry; Otonomy's dependence on third parties to conduct nonclinical studies and clinical trials; Otonomy's dependence on third parties for the manufacture of its product candidates; Otonomy's dependence on a small number of suppliers for raw materials; Otonomy's ability to protect its intellectual property related to its product candidates in the United States and throughout the world; expectations regarding potential market size, opportunity and growth; Otonomy's ability to manage operating expenses; implementation of Otonomy's business model and strategic plans for its business, products and technology; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled "Risk Factors" in Otonomy's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on May 9, 2018, and Otonomy's future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Media Inquiries

Canale Communications

Heidi Chokeir, Ph.D.

Senior Vice President

619.849.5377

heidi@canalecomm.com

Investor Inquiries

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

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Otonomy, Inc.

Condensed Balance Sheet Data

(in thousands)

	As of March 31,	As of December 31,
	2018	2017
	(unaudited)
Cash and cash equivalents	$23,217	$18,456
Short-term investments	87,007	101,548
Total assets	118,472	128,364
Total liabilities	9,868	11,085
Accumulated deficit	(376,274)	(364,850)
Total stockholders' equity	108,604	117,279

Otonomy, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2018	2017
	(unaudited)
Product sales, net	$301	$358
Costs and operating expenses:
Cost of product sales	272	463
Research and development	5,650	13,185
Selling, general and administrative	6,157	14,092
Total costs and operating expenses	12,079	27,740
Loss from operations	(11,778)	(27,382)
Interest income	354	304
Net loss	$(11,424)	$(27,078)
Net loss per share, basic and diluted	$(0.37)	$(0.89)
Weighted-average shares used to compute net loss per share,
basic and diluted	30,568,531	30,256,825

Otonomy, Inc.

Reconciliation of GAAP to Non-GAAP Operating Expenses

(in thousands)

	Three Months Ended
	March 31,
	2018	2017
	(unaudited)
GAAP operating expenses
Research and development	$5,650	$13,185
Selling, general and administrative	6,157	14,092
Total GAAP operating expenses	11,807	27,277
Non-GAAP adjustments
R&D stock-based compensation expense	(637)	(985)
SG&A stock-based compensation expense	(2,072)	(2,735)
Rent abatement	-	(695)
Total non-GAAP adjustments	(2,709)	(4,415)
Non-GAAP operating expenses	$9,098	$22,862

Otonomy, Inc.

Reconciliation of 2018 GAAP to Non-GAAP Operating Expense Guidance

(in millions)

GAAP operating expenses	$52 - $57
Non-GAAP adjustments
Stock-based compensation expense	12
Non-GAAP operating expenses	$40 - $45